UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021

Larimar Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 506 Bala Cynwyd, Pennsylvania	19004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 511-9056

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LRMR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Investor Presentation

On May 11, 2021, Larimar Therapeutics, Inc. (the “Company”) posted on its website an updated slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Representatives of the Company will use the presentation in various meetings with investors, analysts and other parties from time to time.

Press Release

On May 11, 2021, the Company issued a press release announcing topline data from the Company’s Phase 1 multiple ascending dose (MAD) clinical trial (n=27) evaluating CTI-1601 as a treatment for Friedreich’s ataxia (FA) and provided additional updates regarding future activities planned for 2021. A copy of this press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Below is a list of exhibits included with this Current Report on Form 8-K.

Exhibit No.	Document

99.1	Larimar Therapeutics, Inc. Corporate Presentation, dated May 11, 2021*

99.2	Press Release of Larimar Therapeutics, Inc., dated May 11, 2021*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larimar Therapeutics, Inc.

By:	/s/ Carole S. Ben-Maimon, M.D.
Name:	Carole S. Ben-Maimon, M.D.
Title:	President and Chief Executive Officer

Date: May 11, 2021